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                                                                    EXHIBIT 99.1


                          ANNUAL SERVICER'S CERTIFICATE

                             AMERICAN EXPRESS TRAVEL
                         RELATED SERVICES COMPANY, INC.

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                          AMERICAN EXPRESS MASTER TRUST
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         The undersigned,  a duly authorized  representative of American Express
Travel Related Services Company, Inc., as Servicer ("TRS"), pursuant to the Amended and Restated Master Pooling and Servicing Agreement, dated as of May 1, 1998, as amended by the First Amendment to the Amended and Restated Master Pooling and Servicing Agreement, dated as of October 1, 2001 (as amended and supplemented, the "Agreement"), by and among TRS, as Servicer, American Express Centurion Bank, a Utah banking institution, and American Express Receivables Financing Corporation, each as Transferor, and The Bank of New York, as trustee (the "Trustee"), does hereby certify to the best of his knowledge after reasonable investigation that:

1. TRS is as of the date hereof the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement.

2. The undersigned is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

3. This Certificate is delivered pursuant to Section 3.05 of the Agreement.

4. A review of the activities of the Servicer during the calendar year ended December 31, 2001 and of its performance under the Agreement was conducted under my supervision.

5. Based on such review, to the best of my knowledge, the Servicer has fully performed all its obligations under the Agreement throughout such calendar year and no event which, with the giving of notice or passage of time or both, would constitute a Servicer Default has occurred and is continuing except as set forth in paragraph 6 below.

6. The following is a description of each Servicer Default in the performance of the Servicer's obligations or Early Amortization Event under the provisions of the Agreement known to me to have been made during the calendar year ended December 31, 2001, which set forth in detail (i) the nature of each such Servicer Default or Early Amortization Event, (ii) the action taken by the Servicer, if any, to remedy each such Servicer Default or Early Amortization Event, and (iii) the current status of each such default: NONE.

         IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Servicer, has duly executed this Certificate this 25th day of March, 2002.

                                           AMERICAN EXPRESS TRAVEL RELATED
                                           SERVICES COMPANY, INC., as Servicer

                                           By: /s/ Lawrence Belmonte
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                                              Name:  Lawrence Belmonte
                                              Title: Vice President
                                                     CSBS - Forecast & Planning